                                                                     EXHIBIT 2.2

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                               GLOBALCENTER, INC.

                    GLOBALCENTER ACQUISITION CORPORATION

                                      AND

                                I-SYSTEMS, INC.



                                 April 11, 1997

                               TABLE OF CONTENTS

                                                                   Page

ARTICLE I THE MERGER.............................................     1
 1.1   The Merger................................................     1
 1.2   Effective Time............................................     1
 1.3   Effect of the Merger......................................     2
 1.4   Certificate of Incorporation; Bylaws......................     2
 1.5   Directors.................................................     2
 1.6   Effect on Capital Stock...................................     2
 1.7   Dissenting Shares.........................................     3
 1.8   Surrender of Certificates.................................     4
 1.9   No Further Ownership Rights in ISI Stock..................     5
1.10   Lost, Stolen or Destroyed Certificates....................     5
1.11   Tax Consequences..........................................     5
1.12   Taking of Necessary Action; Further Action................     5

ARTICLE II REPRESENTATIONS AND WARRANTIES OF ISI.................     5
 2.1   Organization and Standing; Qualification; Articles and
       Bylaws....................................................     5
 2.2   Corporate Power...........................................     6
 2.3   Subsidiaries..............................................     6
 2.4   Capitalization............................................     6
 2.5   Authorization.............................................     6
 2.6   Title to Properties; Liens and Encumbrances...............     6
 2.7   Patent and Other Proprietary Rights.......................     6
 2.8   ISI Contracts.............................................     7
 2.9   Litigation................................................     7
2.10   Taxes.....................................................     7
2.11   Insurance.................................................     8
2.12   Employee Benefit Plans....................................     8
2.13   Proprietary Information Agreements........................     8
2.14   Registration Rights.......................................     8
2.15   Governmental Consents.....................................     8
2.16   Permits...................................................     8
2.17   Environmental and Safety Laws.............................     8
2.18   Related Party Transactions................................     9
2.19   Broker's and Finders' Fees................................     9
2.20   Compliance with Other Instruments.........................     9
2.21   Employees.................................................     9
2.22   Financial Statements......................................     9
2.23   Labor Agreements and Actions..............................     9
2.25   Pooling of Interests......................................     10

                               TABLE OF CONTENTS
                                  (continued)

                                                                    Page
                                                                    ----

2.26   Disclosure..................................................   11

ARTICLE III REPRESENTATIONS AND WARRANTIES OF GLOBALCENTER AND
  MERGER SUB.......................................................   11
 3.1   Organization and Standing; Qualification; Articles and
       Bylaws......................................................   11
 3.2   Corporate Power.............................................   11
 3.3   Subsidiaries................................................   11
 3.4   Capitalization..............................................   11
 3.5   Authorization...............................................   12
 3.6   Offering....................................................   12
 3.7   Title to Properties; Liens and Encumbrances.................   12
 3.8   Patent and Other Proprietary Rights.........................   12
 3.9   Contracts...................................................   13
3.10   Litigation..................................................   13
3.11   Taxes.......................................................   14
3.12   Insurance...................................................   14
3.13   Employee Benefit Plans......................................   14
3.14   Proprietary Information Agreements..........................   14
3.15   Registration Rights.........................................   14
3.16   Governmental Consents.......................................   15
3.17   Permits.....................................................   15
3.18   Environmental and Safety Laws...............................   15
3.19   Related Party Transactions..................................   15
3.20   Broker's and Finders' Fees..................................   15
3.21   Compliance with Other Instruments...........................   15
3.22   Employees...................................................   16
3.23   Financial Statements........................................   16
3.24   Labor Agreements and Actions................................   16
3.25   No Changes..................................................   16
3.26   Pooling of Interests........................................   17
3.27   Disclosure..................................................   17

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME.....................   17
 4.1   Conduct of Business of ISI..................................   17
 4.2   No Solicitation by ISI......................................   19
 4.3   Conduct of Business of GlobalCenter.........................   20
 4.4   No Solicitation by GlobalCenter.............................   22

ARTICLE V ADDITIONAL AGREEMENTS....................................   22

                               TABLE OF CONTENTS
                                  (continued)

                                                                     Page
                                                                     ----
 5.1   Meeting of ISI Stockholders.................................   22
 5.2   Access to Information.......................................   22
 5.3   Expenses....................................................   23
 5.4   Public Disclosure...........................................   23
 5.5   Consents....................................................   23
 5.6   Legal Requirements..........................................   23
 5.7   Blue Sky Laws...............................................   23
 5.8   Commercially Reasonable Efforts; Additional Documents and
       Further Assurances..........................................   23
 5.9   Stock Options...............................................   23
 5.10  FIRPTA Compliance...........................................   24
 5.11  Reorganization..............................................   24
 5.12  Indemnification; Limitation of Liability....................   24

ARTICLE VI CONDITIONS TO THE MERGER................................   24
 6.1   Conditions to Obligations of Each Party to Effect the
       Merger......................................................   24
 6.2   Additional Conditions to Obligations of ISI.................   26
 6.3   Additional Conditions to the Obligations of GlobalCenter
       and Merger Sub..............................................   27

ARTICLE VII SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW;
TERMINATION, AMENDMENT AND WAIVER
 7.1   Survival of Representations and Warranties..................   28
 7.2   Escrow Arrangements.........................................   28
 7.3   Termination.................................................   28
 7.4   Effect of Termination.......................................   29
 7.5   Amendment...................................................   29
 7.6   Extension; Waiver...........................................   29
 7.7   Break-Up Fee................................................   29

ARTICLE VIII GENERAL PROVISIONS....................................   29
 8.1   Notices.....................................................   29
 8.2   Interpretation..............................................   30
 8.3   Counterparts................................................   30
 8.4   Miscellaneous...............................................   30
 8.5   Governing Law...............................................   30
 8.6   GlobalCenter Guarantee......................................   30

                        INDEX OF EXHIBITS AND SCHEDULES


Schedule
Exhibit                 Description
-------                 -----------
Schedule 1.5            Initial Directors of GlobalCenter
Schedule 1.6            Conversion of Stock
Schedule 2              I-Systems, Inc. Disclosure Schedule
Schedule 3              Disclosure Schedule of GlobalCenter and Merger Sub
Schedule 5.5-1          ISI Consents and Approvals to be Obtained
Schedule 5.5-2          GlobalCenter or Merger Sub Consents and Approvals to be
                          Obtained

Exhibit A               Merger Agreement
Exhibit B               Certificate of Incorporation of Surviving Corporation
Exhibit C               Bylaws of Surviving Corporation
Exhibit D               Form of Investment Representation Statement
Exhibit E               Form of Affiliate Agreement
Exhibit F               Form of Escrow Agreement
Exhibit G               Amendment No. 1 to Stockholders' Agreement between
                        GlobalCenter, Inc. and stockholders listed thereon.

                     AGREEMENT AND PLAN OF REORGANIZATION

     This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of April 11, 1997 by and among GlobalCenter, Inc., a Delaware corporation ("GlobalCenter"), GlobalCenter Acquisition Corporation, a Delaware corporation ("Merger Sub"), and I-Systems, Inc., a Delaware corporation ("ISI").

                                    RECITALS

     A. The Boards of Directors of each of ISI, GlobalCenter and Merger Sub believe it is in the best interests of each company and their respective stockholders that, subject to the terms and conditions set forth in this Agreement and the Agreement and Plan of Merger attached hereto as Exhibit A (the
                                                                  ---------
"Merger Agreement"), ISI and Merger Sub combine into a single company through the statutory merger of Merger Sub with and into ISI (the "Merger") and, in furtherance thereof, have approved the Merger.

     B. Pursuant to the Merger, among other things, the outstanding shares of Common Stock of ISI, par value $0.0001 per share ("ISI Common Stock"), and each series of Preferred Stock of ISI, par value $0.0001 per share (the "ISI Preferred Stock," and together with the ISI Common Stock, the "ISI Stock"), shall be converted into shares of Common Stock of GlobalCenter ("GlobalCenter Common Stock") at the rate determined herein.

     C. ISI, GlobalCenter and Merger Sub desire to make certain representations and warranties and Ancillary Agreements in connection with the Merger.

     D. The parties desire to structure the Merger in a manner intended to qualify as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     E. The parties desire that the Merger qualifies for "pooling of interests" accounting treatment.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                   THE MERGER

      1.1 The Merger.  At the Effective Time (as defined in Section 1.2) and
          ----------
subject to and upon the terms and conditions of this Agreement and the laws of the State of Delaware, Merger Sub shall be merged with and into ISI, the separate corporate existence of Merger Sub shall cease, and ISI shall continue as the surviving corporation. ISI as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

      1.2 Effective Time.  As promptly as practicable after the satisfaction or
          --------------
waiver of the conditions set forth in Article VI hereof, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the laws of the State of Delaware (the time of the later such filing being the "Effective Time"). The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, CA 94304, on the date of the Effective Time (the "Closing Date").

      1.3 Effect of the Merger.  At the Effective Time, the effect of the Merger
          --------------------
shall be as provided in the applicable provisions of the laws of the State of Delaware. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of ISI and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of ISI and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

      1.4 Certificate of Incorporation; Bylaws.
          ------------------------------------

          (a) At the Effective Time, the Amended and Restated Certificate of Incorporation of ISI, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation (the "Certificate of Incorporation") until thereafter amended as provided by law and such Certificate of Incorporation; provided, however, that such Certificate of Incorporation of the Surviving Corporation shall be amended and restated to read in its entirety as set forth in the form of Certificate of Incorporation of Surviving Corporation attached hereto as Exhibit B.
                                         ---------

          (b) At the Effective Time, the Bylaws of ISI, as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation and such Bylaws; provided, however, that such Bylaws of the Surviving Corporation shall be amended and restated to read in their entirety as set forth in the form of Bylaws of Surviving Corporation attached hereto as Exhibit C.
                                                                  ---------

      1.5 Directors.  The initial Board of Directors of the Surviving
          ---------
Corporation shall consist of those individuals listed on Schedule 1.5 attached
                                                         ------------
hereto. All initial and subsequent directors shall hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, and until their respective successors are duly elected or appointed and qualified.

      1.6 Effect on Capital Stock.  Subject to the terms and conditions of this
          -----------------------
Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, ISI or the holder of any of the following securities:

          (a) Conversion of ISI Common Stock.  Each share of ISI Common Stock
              ------------------------------
issued and outstanding immediately prior to the Effective Time (other than any shares of ISI Common Stock to be canceled pursuant to Section 1.6(c) hereof and any Dissenting Shares (as defined and to the extent provided in Section 1.7(a) hereof) will be canceled and extinguished and be converted automatically into the right to receive shares of GlobalCenter Common Stock in the amount set forth in Schedule 1.6 (the "Common Stock Conversion Ratio"), upon surrender of the
   ------------
certificate representing such share of ISI Common Stock in the manner provided in Section 1.8 hereof.

          (b) Conversion of ISI Preferred Stock.  Each share of each series of
              ---------------------------------
ISI Preferred Stock issued and outstanding immediately prior to the Effective Time (other than any shares of ISI

Preferred Stock to be canceled pursuant to Section 1.6(c) hereof and any Dissenting Shares as defined and to the extent provided in Section 1.7(a) hereof) will be canceled and extinguished and be converted automatically into the right to receive shares of GlobalCenter Common Stock in the amount set forth on Schedule 1.6 (the "Preferred Stock Conversion Ratio"), upon surrender of the
   ------------
certificate representing such share of ISI Preferred Stock in the manner provided in Section 1.8 hereof.

          (c) Cancellation of Certain ISI Stock.  Each share of ISI Stock owned
              ---------------------------------
by Merger Sub, GlobalCenter, ISI or any direct or indirect wholly owned subsidiary of GlobalCenter or of ISI immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

          (d) Stock Options.  At the Effective Time, all options to purchase ISI
              -------------
Common Stock then outstanding under ISI's 1996 Stock Plan (the "ISI Stock Plan") shall be assumed by GlobalCenter in accordance with Section 5.9 hereof.

          (e) Capital Stock of Merger Sub.  Each share of common stock, par
              ---------------------------
value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing owner ship of any such shares of Merger Sub shall evidence ownership of such shares of capital stock of the Surviving Corporation.

          (f) Adjustments to Common Stock Conversion Ratio and the Preferred
              --------------------------------------------------------------
Stock Conversion Ratio.  The Common Stock Conversion Ratio and the Preferred
----------------------
Stock Conversion Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into GlobalCenter Common Stock or ISI Stock), reorganization, recapitalization or other like change with respect to GlobalCenter Common Stock or ISI Stock occurring after the date hereof and prior to the Effective Time.

          (g) Fractional Shares.  No fraction of a share of GlobalCenter Common
              -----------------
Stock will be issued in connection with the Merger, and any such fraction shall be rounded down to the nearest whole number.

      1.7 Dissenting Shares.
          -----------------

          (a) Notwithstanding any provision of this Agreement to the contrary, any shares ("Dissenting Shares") of ISI Stock held by a holder who has demanded and perfected appraisal rights for such shares in accordance with the laws of the State of Delaware and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights, shall not be converted into or represent a right to receive GlobalCenter Stock pursuant to Section 1.6 hereof, but the holder thereof shall only be entitled to such rights as are granted by the laws of the State of Delaware.

          (b) Notwithstanding the provisions of Section 1.7(a) hereof, if any holder of ISI Stock who demands appraisal of such shares under the laws of the State of Delaware shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's ISI Stock shall automatically be converted into and represent only the right to receive GlobalCenter Stock pursuant to Section 1.6 hereof, without interest thereon, upon surrender of the certificate representing such shares as set forth herein.

          (c) ISI shall give GlobalCenter (i) prompt notice of any written demands for appraisal of any shares of ISI Stock, withdrawals of such demands, and any other instruments served pursuant to the laws of the State of Delaware and received by ISI and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the laws of the State of Delaware. ISI shall not, except with the prior written consent of GlobalCenter, voluntarily make any payment with respect to any demands for appraisal of ISI Stock or offer to settle or settle any such demands. To the extent that there are sufficient funds held by ISI at the Closing, all payments with respect to Dissenting Shares shall be made out of funds of ISI, and no payments with respect to Dissenting Shares shall be made out of the funds of GlobalCenter unless insufficient funds are available therefor out of the funds of ISI.

      1.8 Surrender of Certificates.
          -------------------------

          (a) Exchange Agent.  Prior to the Effective Time, Wilson Sonsini
              --------------
Goodrich & Rosati, Professional Corporation, shall be designated to act as exchange agent (the "Exchange Agent") in the Merger.

          (b) GlobalCenter to Provide Common Stock.  At the Effective Time,
              ------------------------------------
GlobalCenter shall make available to the Exchange Agent for exchange in accordance with this Article I certificates representing the number of shares of GlobalCenter Common Stock identified on Schedule 1.6 hereto.
                                        ------------

          (c) Exchange Procedures.  Prior to or promptly after the Effective
              -------------------
Time, ISI and/or the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of ISI Stock whose shares were converted into the right to receive shares of GlobalCenter Stock pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as GlobalCenter may specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of GlobalCenter Stock to which such holder is entitled pursuant to this Article I and the Merger Agreement. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by GlobalCenter, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of GlobalCenter Stock to which such holder is entitled pursuant to Section 1.6 and the Merger Agreement, based on the number of shares of ISI Stock so surrendered. The Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of ISI Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of GlobalCenter Common Stock into which such shares of ISI Stock shall have been so converted in accordance with Section 1.6.

          (d) Certificates Not Surrendered.   Until surrendered as contemplated
              ----------------------------
by Section 1.8(c) above, each Certificate shall be deemed at any time after the Effective Date to represent the right to receive on such surrender the number of shares of GlobalCenter Stock to which the holder thereof is entitled pursuant to
Section 1.6 hereof and the Merger Agreement.

          (e) Transfers of Ownership.  If any certificate for shares of
              ----------------------
GlobalCenter Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer, that the person requesting such exchange will have paid to GlobalCenter or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of GlobalCenter Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of GlobalCenter or any agent designated by it that such tax has been paid or is not payable, and that such transfer is in accordance with Federal and state securities laws.

          (f) No Liability.  Notwithstanding anything to the contrary in this
              ------------
Section 1.8, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of GlobalCenter Stock or ISI Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

      1.9 No Further Ownership Rights in ISI Stock.  All shares of GlobalCenter
          ----------------------------------------
Stock issued upon the surrender for exchange of shares of ISI Stock in accordance with the terms hereof and the Merger Agreement shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of ISI Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of ISI Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     1.10 Lost, Stolen or Destroyed Certificates. In the event any Certificates
          --------------------------------------
evidencing shares of ISI Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of GlobalCenter Stock, if any, as may be required pursuant to Section 1.6; provided, however, that GlobalCenter may, in its sole discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver such assurances as GlobalCenter in its sole discretion deems appropriate including, if requested by GlobalCenter, a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against GlobalCenter or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

      1.11 Tax Consequences.  It is intended by the parties hereto that the
           ----------------
Merger shall constitute a tax-free reorganization under the provisions of
Section 368(a) of the Code.

      1.12 Taking of Necessary Action; Further Action. If, at any time after
           ------------------------------------------
the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of ISI and Merger Sub, the officers and directors of ISI, GlobalCenter and Merger Sub are fully authorized in the names of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.


                                   ARTICLE II
                     REPRESENTATIONS AND WARRANTIES OF ISI

     Except as set forth in the Schedule of Exceptions to GlobalCenter's representations and warranties attached hereto as Schedule 2, ISI represents and
                                                  ----------
warrants to GlobalCenter and Merger Sub as follows:

      2.1 Organization and Standing; Qualification; Articles and Bylaws.  ISI is
          -------------------------------------------------------------
a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. ISI has requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. ISI is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties. ISI has furnished GlobalCenter and Merger Sub with copies of its Certificate of Incorporation and Bylaws, each as amended to date. Said copies are true, correct and complete and contain all amendments through the date hereof.

      2.2 Corporate Power.  ISI has all requisite legal and corporate power and
          ---------------
authority to execute and deliver this Agreement and each such other agreement, document or instrument attached as an Exhibit hereto (collectively, the "Ancillary Agreements"), and to carry out and perform its obligations under the terms of this Agreement and the Ancillary Agreements.

      2.3 Subsidiaries.  ISI has no subsidiaries or affiliated companies and
          ------------
does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or other business entity.

      2.4 Capitalization.  The authorized capital stock of ISI consists of (a)
          --------------
17,000,000 shares of Common Stock, $0.0001 par value, 8,999,969 shares of which are issued and outstanding, and (b) 3,100,000 shares of Preferred Stock, $0.0001 par value, all of which have been designated Series A Preferred, 3,050,000 shares of which are issued and outstanding prior to the Closing. The Board of Directors of ISI has granted options to purchase 995,000 shares of Common Stock. There are no other options, warrants or other rights to purchase any of ISI's authorized and unissued capital stock. All issued and outstanding shares of ISI's capital stock have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in compliance with applicable federal and state securities law. ISI is not a party or subject to any agreement or understanding, and, to ISI's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of ISI.

      2.5 Authorization.  All corporate action on the part of ISI, its officers,
          -------------
directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the Ancillary Agreements by ISI and the performance of all of ISI's obligations hereunder has been taken or will be taken prior to the Closing. This Agreement and the Ancillary Agreements, when executed and delivered by ISI, shall constitute valid and binding obligations of ISI, enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

      2.6 Title to Properties; Liens and Encumbrances.  ISI has (i) good and
          -------------------------------------------
marketable title to all of its properties and assets owned by it, both real and personal, and (ii) with respect to property it leases, to its knowledge, it is in compliance with such leases and holds valid leasehold interests in such property; in each case, subject to no mortgage, pledge, lien, security interest, conditional sale agreement, encumbrance or charge, except in (X) the lien of current taxes not yet due and payable, and (Y) liens and encumbrances which do not in any case or in the aggregate materially detract from the value of the property subject thereto or materially impair ISI's operations.

      2.7 Patent and Other Proprietary Rights.  To the best of ISI's knowledge,
          -----------------------------------
ISI possesses all patents, patent rights, trademarks, trademark rights, trade names, trade name rights and copyrights necessary to conduct its business as now being conducted and as planned to be conducted without conflict with or infringement upon any valid rights of others and the lack of which could materially and adversely affect the operations or condition, financial or otherwise, of ISI, and ISI has not received any notice of infringement upon or conflict with the asserted rights of others. ISI has a valuable body of trade secrets, including know-how, concepts, computer programs and other technical data (the "Proprietary Information") for the development and sale of its products and the provision of services. To ISI's knowledge, ISI has the right to use the Proprietary Information, free and clear of any rights, liens, encumbrances or claims of others, except that the possibility exists that other persons may have independently developed trade secrets or technical information similar or identical to those of ISI. ISI has not received any communications alleging that ISI has violated, or by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights or processes of any other person or entity. ISI is not aware that any of its employees is subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interest of ISI or that would conflict with ISI 's business as proposed to be conducted. To ISI's knowledge, neither the execution nor delivery of this Agreement and the Ancillary Agreements, nor the operation of ISI's business by the employees of ISI, nor the conduct of ISI's business as proposed will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. ISI does not believe that it is utilizing or that it will be necessary to utilize, and will not utilize, any inventions, assets or rights of any of ISI's employees, consultants or vendors (or people it currently intends to hire) made or owned prior to their employment with or engagement by ISI, in violation of any limitations or restrictions to which such employee, consultant or vendor is a party or to which any of such inventions, assets or rights may be subject. To ISI's knowledge, none of ISI's employees, consultants or vendors has taken, removed or made use of any proprietary documentation, manuals, products, materials or any other intangible item from his or her previous employer, and ISI will not make use of any such proprietary items in the business of ISI.

      2.8 ISI Contracts.  ISI is not party to any contracts and agreements with
          -------------
expected receipts or expenditures in excess of $75,000 or involving a license or grant of rights to or from ISI involving patents, trademarks, copyrights or other proprietary information as of the date of the Closing. All material contracts and agreements are legally binding against ISI, valid, and in full force and effect in all material respects, and there is no indication of reduced activity relating to such contract or agreement (other than in the ordinary course of business) by any of the parties to any such contract or agreement.
ISI has no indebtedness for borrowed money (other than trade payables incurred in the ordinary course of business) which ISI has directly or indirectly created, incurred, assumed or guaranteed, or with respect to which ISI has become directly or indirectly liable. Except in the ordinary course of business, ISI has no material liability or obligation, absolute or contingent, other than liabilities or obligations of less than $25,000 each and in the aggregate less than $75,000, under purchase orders, sales contracts, real property leases, equipment leases or similar obligations. There are no agreements, understandings, instruments, contracts or proposed transactions or judgments, orders, writs, decrees to which ISI is a party or by which it is bound that involve (i) provisions restricting or affecting the development, manufacture or distribution of ISI's products or services or (ii) indemnification by ISI with respect to infringements of proprietary rights.

      2.9 Litigation.  There is no action, suit, proceeding or investigation
          ----------
pending against ISI or any of its properties before any court or governmental agency (nor, to ISI's knowledge is there any threat thereof). There is no action, suit, proceeding or investigation pending (nor, to ISI's knowledge is there any threat thereof) that questions the validity of this Agreement or the Ancillary Agreements or the right of ISI to enter into them, or to consummate the transactions contemplated hereby or thereby, that might result, either individually or in the aggregate, in a material adverse change in the assets, condition or affairs of ISI, financially or otherwise, or any change in the current equity ownership of ISI. To ISI's knowledge, there is no action, suit, proceeding or investigation pending against any of ISI's employees (nor, to ISI's knowledge is there any threat thereof) that involves the prior employment of any of ISI's employees or former employees or their respective obligations under any agreements with prior employers. To ISI's knowledge, ISI is not a party or subject to the provisions of any order, writ, injunction, judgment, or decree of any court or governmental agency or instrumentality specifically naming ISI. There is no action, suit, proceeding or investigation by ISI currently pending or that ISI intends to initiate.

      2.10 Taxes.  All federal, state, local and foreign tax returns required
          -----
to be filed by ISI have been filed, or if not yet filed, ISI has been granted extensions of the filing dates which extensions have not expired, and all taxes, assessments, fees and other governmental charges in the nature of taxes ("Taxes") upon ISI, or upon any of its properties, income or franchises, shown in such returns and on assessments received by ISI to be due and payable have been paid, or adequate reserves therefor have been established, or if any of such tax returns have not been filed or if any such taxes have not been paid or so reserved, the failure so to file or pay would not in the aggregate constitute a material adverse event. Such tax returns and reports are true and correct in all material respects. ISI knows of no proposed additional tax assessment that is not provided for in its financial statements. ISI has not elected pursuant to the Code, to be treated as an S Corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f), respectively, of the Code nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization or elections made in tax returns made available to GlobalCenter), that would have a material adverse effect on the business, properties, prospects or financial condition of ISI. ISI has never had a tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. ISI has withheld or collected from each payment made to each of its employees, the amount of all taxes, including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

      2.11 Insurance.  ISI has fire and casualty insurance policies, with
           ---------
extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that are material to ISI's business as presently conducted, should such properties be damaged or destroyed. ISI has in effect insurance covering risks associated with its business in such amounts as are customary in its industry. ISI is not aware of any pending or threatened claims against ISI for personal injuries or property damages.

      2.12 Employee Benefit Plans. Schedule 2.13 describes each Employee
           ----------------------
Benefit Plan of ISI as defined in the Employee Retirement Income Security Act of 1974.

      2.13 Proprietary Information Agreements.  All current and former
           ----------------------------------
employees, consultants and officers of ISI have entered into proprietary information and assignment agreements in the form previously provided to counsel to GlobalCenter and Merger Sub. ISI is not aware that any of its employees are in violation thereof, and ISI will use commercially reasonable efforts to prevent any such violation.

      2.14 Registration Rights.  ISI is not under any obligation to register any
           -------------------
of its presently outstanding securities. To ISI's knowledge, no stockholders of ISI have entered into any agreements with respect to the voting of capital stock of ISI.

      2.15 Governmental Consents.  No consent, approval or authorization of
          ---------------------
registrations, qualifications, designation, declaration or filing with, any governmental authority on the part of ISI is required in connection with the valid execution and delivery of this Agreement or the Ancillary Agreements, or the consummation of any transaction contemplated hereby or thereby.

      2.16 Permits. ISI has all franchises, permits, licenses and any similar
          -------
authority necessary for the conduct of its business as now being conducted, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of ISI and believes that it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. ISI is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

      2.17 Environmental and Safety Laws.  To ISI's knowledge, ISI is not in
          -----------------------------
violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to ISI's knowledge, no material expenditures are or will be required in order to comply with any of such existing statutes, law, or regulation. ISI has not received notice of violation of any such statute, law or regulation.

      2.18 Related Party Transactions.  No employee, officer, or director of ISI
          --------------------------
or member of his or her immediate family is indebted, directly or indirectly, to ISI, nor is ISI indebted (or committed to make loans or extend or guarantee credit), to any of them. To ISI's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which ISI is affiliated or with which ISI has a business relationship, or any firm or corporation that competes with ISI, except that employees, officers or directors of ISI and members of their immediate families may own stock in publicly traded companies that may compete or have business relationships with ISI. To ISI's knowledge, no officer or director or any member of their immediate families is, direct or indirectly, interested in any material contract with ISI.

      2.19 Broker's and Finders' Fees. ISI has not incurred, and will not incur,
           --------------------------
directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

      2.20 Compliance with Other Instruments.  ISI is not in violation or
           ---------------------------------
default of any provision of its Certificate of Incorporation or Bylaws or, to the best of its knowledge, of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or any provision of federal or state statute, rule or regulation applicable to ISI. ISI is not aware that any party having a material contract or commitment with ISI is not in compliance therewith in all material respects. The execution, delivery and performance of this Agreement, the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under or give rise to any acceleration or termination of any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of ISI or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to ISI, its business or operations or any of its assets or properties.

      2.21 Employees.  ISI is not aware that any officer or key employee, or
           ---------
that any group of key employees, intends to terminate their employment with ISI, nor does ISI have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of ISI is terminable at the will of ISI.

      2.22 Financial Statements.  ISI has delivered to ISI and Merger Sub an
           --------------------
unaudited balance sheet dated February 28, 1997 (the "ISI Balance Sheet") and an unaudited income statement dated February 28, 1997 (the "ISI Income Statement," and together with the ISI Balance Sheet, the "ISI Financial Statements"). The ISI Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that they may not contain all footnotes required by such generally accepted accounting principles. The ISI Financial Statements are complete and correct in all material respects and accurately set out and describe the financial condition of ISI as of February 28, 1997. Since February 28, 1997, there has not been any material change in the assets or liabilities of ISI from those reflected in the ISI Financial Statements, except changes in the ordinary course of business which have not been individually or, in the aggregate, materially adverse. In addition, since February 28, 1997, ISI has not incurred any other material liabilities, contingent or otherwise, which, individually or in the aggregate, are material to the financial condition or operating results of ISI. Except as disclosed in the ISI Balance Sheet, ISI is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

      2.23 Labor Agreements and Actions.  ISI is not bound by or subject to (and
           ----------------------------
none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of ISI, has sought to represent any of the employees, representatives or agents of ISI. There is no strike or other labor dispute involving ISI pending, or to the knowledge of ISI threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of ISI (as such business is presently conducted and as it is proposed to be conducted), nor is ISI aware of any labor organization activity involving its employees.

     2.24  No Changes.  Since February 28, 1997, there has not been:
           ----------

          (a) any change in the assets, liabilities, financial condition or operating results of ISI from that reflected in the ISI Balance Sheet, except changes in the ordinary course of business that have not had, in the aggregate, a material adverse effect on ISI's business;

          (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties, prospects, or financial condition of ISI (as such business is presently conducted and as it is proposed to be conducted);

          (c) any waiver or compromise by ISI of a valuable right or of a material debt owed to it;

          (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by ISI, except in the ordinary course of business and that is not material to the business, properties, prospects or financial condition of ISI (as such business is presently conducted and as it is proposed to be conducted);

          (e) any material change to a material contract or agreement by which ISI or any of its assets is bound or subject;

          (f) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

          (g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

          (h) any resignation or termination of employment of any officer or key employee of ISI;

          (i) any mortgage, pledge, transfer of a security interest in, or lien, created by ISI, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

          (j) any loans or guarantees made by ISI to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business; or

          (k) any declaration, setting aside or payment or other distribution in respect to any of ISI's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by ISI.

      2.25 Pooling of Interests.  As of the Closing Date, neither ISI nor, to
           --------------------
its knowledge, any of its affiliates, has taken, agreed to take, or bound itself to take any action that would prevent ISI or GlobalCenter from accounting for the business combination to be effected by the Merger as a "pooling of interests."

      2.26 Disclosure.  ISI has provided GlobalCenter and Merger Sub the
          ----------
information which such entities have requested in connection with the execution of this Agreement and the Merger. No representation or warranty of ISI contained in this Agreement, the Ancillary Agreements, or any certificate furnished or to be furnished to GlobalCenter or Merger Sub at the Closing (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.


                                  ARTICLE III
         REPRESENTATIONS AND WARRANTIES OF GLOBALCENTER AND MERGER SUB

     With respect to representations and warranties of the GlobalCenter Parties (as defined below) that are qualified by knowledge, the statement "to GlobalCenter's knowledge" shall be deemed to include the knowledge of a particular GlobalCenter Party with respect to such GlobalCenter Party. Except as set forth in the Schedule of Exceptions to the representations and warranties of GlobalCenter and Merger Sub attached hereto as Schedule 3, GlobalCenter and
                                                  ----------
Merger Sub hereby jointly and severally represent and warrant to ISI as follows:

      3.1 Organization and Standing; Qualification; Articles and Bylaws.  Each
          -------------------------------------------------------------
of GlobalCenter, Merger Sub and GCIS, Inc. (each, a "GlobalCenter Party," and collectively, the "GlobalCenter Parties") is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. Each GlobalCenter Party has requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. Each GlobalCenter Party is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the GlobalCenter Parties' business or properties, taken as a whole. GlobalCenter has furnished ISI with copies of the Certificate of Incorporation and Bylaws of GlobalCenter, as amended to date. Said copies are true, correct and complete and contain all amendments through the date hereof.

      3.2 Corporate Power. Each of  GlobalCenter and Merger Sub has requisite
          ---------------
legal and corporate power and authority to execute and deliver this Agreement and each of the Ancillary Agreements, and to carry out and perform its obligations under the terms of this Agreement and the Ancillary Agreements.

      3.3 Subsidiaries.  Other than Merger Sub and GCIS, Inc., Global Center has
          ------------
no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or other business entity. Merger Sub has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or other business entity. Merger Sub does not currently conduct any operations.

      3.4 Capitalization.  The authorized capital stock of GlobalCenter consists
          --------------
of (a) 20,000,000 shares of Common Stock, $0.001 par value, 3,851,553 shares of which are issued and outstanding, and (b) 10,000,000 shares of Preferred Stock, $0.001 par value, of which (i) 400,000 shares have been designated Series A Preferred, 400,000 shares of which are issued and outstanding and (ii) 4,000,000 shares have been designated Series B Preferred, 3,939,304 shares of which are issued and outstanding. The authorized capital stock of Merger Sub consists of
(a) 100 shares of Common Stock, $0.001 par value, 100 of which are issued and outstanding to GlobalCenter prior to the Closing. The Board of Directors of GlobalCenter has approved the grant of warrants to purchase 40,000 shares of Common Stock and options to purchase 1,538,447 shares of Common Stock. The Board of Directors of GlobalCenter has reserved 1,600,000 shares of Common Stock to be issued under its 1995 Stock Option Plan. There are no other options, warrants or other rights to purchase any of GlobalCenter's or Merger Sub's authorized and unissued capital stock. All issued and outstanding shares of GlobalCenter's and Merger Sub's capital stock have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in compliance with applicable federal and state securities law. Neither GlobalCenter nor Merger Sub is a party to nor subject to any agreement or understanding, and, to GlobalCenter's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of GlobalCenter or Merger Sub.

      3.5 Authorization.  All corporate action on the part of GlobalCenter, its
          -------------
officers, directors and stockholders and Merger Sub, its officers and directors necessary for the authorization, execution, delivery and performance of this Agreement and the Ancillary Agreements by GlobalCenter and Merger Sub, the authorization, sale, issuance and delivery of the GlobalCenter Common Stock, and the performance of all obligations of GlobalCenter and of Merger Sub hereunder has been taken or will be taken prior to the Closing. This Agreement and the Ancillary Agreements, when executed and delivered by GlobalCenter and Merger Sub, as appropriate, shall constitute valid and binding obligations of such parties, enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The GlobalCenter Common Stock, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and free of any liens or encumbrances; provided, however, that such Shares will be subject to restrictions on transfer under state and/or federal securities laws and may be subject to certain liens by virtue of liens existing on ISI Stock prior to the Merger.

      3.6 Offering.  Subject to the accuracy of the representations of ISI in
          --------
Article II hereof and in written responses to GlobalCenter's inquiries, if any, and the representations of the stockholders of ISI in the Investment Representation Statements, substantially in the form attached hereto as Exhibit
                                                                        -------
E, the offer, sale and issuance of the GlobalCenter Stock to be issued in
-
conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act"), and applicable Blue Sky laws.

      3.7 Title to Properties; Liens and Encumbrances.  Each GlobalCenter Party
          -------------------------------------------
has (i) good and marketable title to all of its properties and assets owned by it, both real and personal, and (ii) with respect to property it leases, to GlobalCenter's knowledge, it is in compliance with such leases and holds valid leasehold interests in such property; in each case, subject to no mortgage, pledge, lien, security interest, conditional sale agreement, encumbrance or charge, except in (X) the lien of current taxes not yet due and payable, and (Y) liens and encumbrances which do not in any case or in the aggregate materially detract from the value of the property subject thereto or materially impair the operations of GlobalCenter and its subsidiaries, taken as a whole. With respect to property and assets leased by a GlobalCenter Party, each such party is in compliance with such leases and, to GlobalCenter's knowledge, holds a valid leasehold interest free of any claims, liens or encumbrances.

      3.8 Patent and Other Proprietary Rights.  To the best of GlobalCenter's
          -----------------------------------
knowledge, the GlobalCenter Parties possess all patents, patent rights, trademarks, trademark rights, trade names, trade name rights and copyrights necessary to conduct their business as now being conducted and as planned to be conducted without conflict with or infringement upon any valid rights of others and the lack of which could materially and adversely affect the operations or condition, financial or otherwise, of the GlobalCenter Parties, taken as a whole, and GlobalCenter has not received any notice of infringement upon or conflict with the asserted rights of others. The GlobalCenter Parties have a valuable body of trade secrets, including know-how, concepts, computer programs and other technical data (the "Proprietary Information") for the development, manufacture and sale of their products and provision of their services. To GlobalCenter's knowledge, the GlobalCenter Parties have the right to use the Proprietary Information, free and clear of any rights, liens, encumbrances or claims of others, except that the possibility exists that other persons may have independently developed trade secrets or technical information similar or identical to those of the GlobalCenter Parties. No GlobalCenter Party has received any communications alleging that such party has violated, or by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights or processes of any other person or entity. No GlobalCenter Party is aware that any of its employees is subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interest of GlobalCenter or that would conflict with GlobalCenter's business as proposed to be conducted. To GlobalCenter's knowledge, neither the execution nor delivery of this Agreement and the Ancillary Agreements, nor the operation of the business of the GlobalCenter Parties by their respective employees, nor the conduct of the business of the GlobalCenter Parties as proposed will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. GlobalCenter does not believe that it is utilizing or that it will be necessary to utilize, and will not utilize, any inventions, assets or rights of any GlobalCenter Parties' employees, consultants or vendors (or people it currently intends to hire) made or owned prior to their employment with or engagement by a GlobalCenter Party, in violation of any limitations or restrictions to which such employee, consultant or vendor is a party or to which any of such inventions, assets or rights may be subject. To GlobalCenter's knowledge, none of the GlobalCenter Parties' employees, consultants or vendors has taken, removed or made use of any proprietary documentation, manuals, products, materials or other intangible item from his or her previous employer, and no GlobalCenter Party will make use of any such proprietary items in the business of GlobalCenter.

      3.9 Contracts.  No GlobalCenter Party is party to any contracts and
          ---------
agreements with expected receipts or expenditures in excess of $75,000 or involving a license or grant of rights to or from a GlobalCenter Party involving patents, trademarks, copyrights or other proprietary information as of the date of the Closing. All material contracts and agreements are legally binding against each GlobalCenter Party who is a signatory thereto, valid, and in full force and effect in all material respects, and there is no indication of reduced activity relating to such contract or agreement (other than in the ordinary course of business) by any of the parties to any such contract or agreement. No GlobalCenter Party has indebtedness for borrowed money (other than trade payables incurred in the ordinary course of business) which any GlobalCenter Party has directly or indirectly created, incurred, assumed or guaranteed, or with respect to which a GlobalCenter Party has become directly or indirectly liable. Except in the ordinary course of business, no GlobalCenter Party has material liability or obligation, absolute or contingent, other than liabilities or obligations of less than $25,000 each and in the aggregate less than $75,000, under purchase orders, sales contracts, real property leases, equipment leases or similar obligations. There are no agreements, understandings, instruments, contracts or proposed transactions or judgments, orders, writs, decrees to which a GlobalCenter Party is a party or by which it is bound that involve (i) provisions restricting or affecting the development, manufacture or distribution of the products or services of a GlobalCenter Party or (ii) indemnification by a GlobalCenter Party with respect to infringements of proprietary rights.

      3.10 Litigation.  There is no action, suit, proceeding or investigation
           ----------
pending against any GlobalCenter Party or any of their respective properties before any court or governmental agency (nor, to GlobalCenter's knowledge is there any threat thereof). There is no action, suit, proceeding or investigation pending (nor, to GlobalCenter's knowledge is there any threat thereof) that questions the validity of this Agreement or the Ancillary Agreements or the right of GlobalCenter or Merger Sub to enter into them, or to consummate the transactions contemplated hereby or thereby, that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition or affairs of the GlobalCenter Parties, taken as a whole, financially or otherwise, or any change in the current equity ownership of GlobalCenter; nor is GlobalCenter aware that there is any basis for the foregoing. To GlobalCenter's knowledge, there is no action, suit, proceeding or investigation pending against employees of a GlobalCenter Party (nor, to GlobalCenter's knowledge is there any threat thereof) that involves the prior employment of the employees of a GlobalCenter Party or former employees or their respective obligations under any agreements with prior employers. To GlobalCenter's knowledge, no GlobalCenter Party is a party or subject to the provisions of any order, writ, injunction, judgment, or decree of any court or governmental agency or instrumentality specifically naming a GlobalCenter Party. There is no action, suit, proceeding or investigation by a GlobalCenter Party currently pending or that GlobalCenter intends to initiate.

      3.11 Taxes.  All federal, state, local and foreign tax returns required to
           -----
be filed by each GlobalCenter Party have been filed, or if not yet filed, the GlobalCenter Parties have been granted extensions of the filing dates which extensions have not expired, and all Taxes upon each GlobalCenter Party, or upon any of its properties, income or franchises, shown in such returns and on assessments received by each GlobalCenter Party to be due and payable have been paid, or adequate reserves therefor have been established, or if any of such tax returns have not been filed or if any such taxes have not been paid or so reserved, the failure so to file or pay would not in the aggregate constitute a material adverse event. Such tax returns and reports are true and correct in all material respects. GlobalCenter knows of no proposed additional tax assessment that is not provided for in its financial statements. No GlobalCenter Party has elected pursuant to the Code, to be treated as an S Corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has any GlobalCenter Party made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization or elections made in tax returns made available to ISI), that would have a material adverse effect on the business, properties, prospects or financial condition of the GlobalCenter Parties, taken as a whole. GlobalCenter has never had a tax deficiency proposed or assessed against it and neither has executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. Each GlobalCenter Party has withheld or collected from each payment made to its employees, the amount of all taxes, including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

      3.12 Insurance.  GlobalCenter has fire and casualty insurance policies,
           ---------
with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any properties of the GlobalCenter parties that are material to the business of GlobalCenter and its subsidiaries, taken as a whole, as presently conducted, should such properties be destroyed or damaged. GlobalCenter has in effect insurance covering risks associated with its business in such amounts as are customary in its industry. GlobalCenter is not aware of any pending or threatened claims against any GlobalCenter Party for personal injuries or property damages.

      3.13 Employee Benefit Plans.  Schedule 3.13 describes each Employee
           ----------------------
Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

      3.14 Proprietary Information Agreements.  All current and former
           ----------------------------------
employees, consultants and officers of the GlobalCenter Parties have entered into proprietary information and assignment agreements in the form previously provided to counsel to ISI. GlobalCenter is not aware that any of its employees are in violation thereof, and GlobalCenter will use commercially reasonable efforts to prevent any such violation.

      3.15 Registration Rights.  Except as provided in GlobalCenter's
           -------------------
Certificate of Designations for the Series A Preferred and the Information and Registration Rights Agreement, GlobalCenter is not under any obligation to register any of its presently outstanding securities. To GlobalCenter's knowledge, no stockholders of GlobalCenter have entered into any agreements with respect to the voting of capital stock of GlobalCenter.

      3.16 Governmental Consents.  No consent, approval or authorization of
           ---------------------
registrations, qualifications, designation, declaration or filing with, any governmental authority on the part of any GlobalCenter Party is required in connection with the valid execution and delivery of this Agreement or the Ancillary Agreements, or the offer, sale or issuance of GlobalCenter Common Stock, or the consummation of any transaction contemplated hereby, except qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of GlobalCenter Common Stock under the California Corporate Securities Law of 1968, as amended, and other applicable Blue Sky laws.

      3.17 Permits.  The GlobalCenter Parties have all franchises, permits,
           -------
licenses and any similar authority necessary for the conduct of their business as now being conducted, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the GlobalCenter Parties, taken as a whole, and believes that it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The GlobalCenter Parties are not in default in any material respect under any such franchises, permits, licenses or other similar authority.

      3.18 Environmental and Safety Laws.  To GlobalCenter's knowledge, the
           -----------------------------
GlobalCenter Parties are not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to GlobalCenter's knowledge, no material expenditures are or will be required in order to comply with any of such existing statutes, law, or regulation. No GlobalCenter Party has received notice of violation of any such statute, law or regulation.

      3.19 Related Party Transactions.  No employee, officer, or director of any
           --------------------------
GlobalCenter Party or member of his or her immediate family is indebted, directly or indirectly, to any GlobalCenter Party, nor is any GlobalCenter Party indebted (or committed to make loans or extend or guarantee credit), to any of them. To GlobalCenter's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which any GlobalCenter Party is affiliated or with which any GlobalCenter Party has a business relationship, or any firm or corporation that competes with any GlobalCenter Party, except that employees, officers or directors of any GlobalCenter Party and members of their immediate families may own stock in publicly traded companies that may compete or have business relationships with a GlobalCenter Party. To GlobalCenter's knowledge, no officer or director or any member of their immediate families is, directly or indirectly, interested in any material contract with any GlobalCenter Party.

      3.20 Broker's and Finders' Fees.  No GlobalCenter Party has incurred, and
           --------------------------
will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

      3.21 Compliance with Other Instruments.  No GlobalCenter Party is in
           ---------------------------------
violation or default of any provision of their respective Certificates of Incorporation and Bylaws nor, to the best of GlobalCenter's knowledge, of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or any provision of federal or state statute, rule or regulation applicable to such party. GlobalCenter is not aware that any party having a material contract or commitment with a GlobalCenter Party is not in compliance therewith in all material respects. The execution, delivery and performance of this Agreement, the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under or give rise to any acceleration or termination of any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of either GlobalCenter or Merger Sub or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to either GlobalCenter or Merger Sub, their respective businesses or operations or any of the assets or properties of GlobalCenter or Merger Sub. The consummation of the transactions contemplated hereby will not result in an adjustment in the conversion price of GlobalCenter's Preferred Stock.

      3.22 Employees.  GlobalCenter is not aware that any officer or key
           ---------
employee, or that any group of key employees, intends to terminate their employment with any GlobalCenter Party, nor does any GlobalCenter Party have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of GlobalCenter is terminable at the will of GlobalCenter. GlobalCenter has no current intent to terminate any employees of ISI.

      3.23 Financial Statements.  GlobalCenter has delivered to ISI an unaudited
           --------------------
consolidated balance sheet dated February 28, 1997 (the "GlobalCenter Balance Sheet") and an unaudited consolidated income statement dated February 28, 1997 (the "GlobalCenter Income Statement," and together with the GlobalCenter Balance Sheet, the "GlobalCenter Financial Statements"). The GlobalCenter Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that they may not contain all footnotes required by such generally accepted accounting principles. The GlobalCenter Financial Statements are complete and correct in all material respects and accurately set out and describe the financial condition of GlobalCenter as of February 28, 1997. Since February 28, 1997, there has not been any material change in the assets or liabilities of GlobalCenter from those reflected in the GlobalCenter Financial Statements, except changes in the ordinary course of business which have not been individually or, in the aggregate, materially adverse. In addition, since February 28, 1997, no GlobalCenter Party has incurred any other material liabilities, contingent or otherwise, which, individually or in the aggregate, are material to the financial condition or operating results of the GlobalCenter Parties, taken as a whole. Except as disclosed in the GlobalCenter Balance Sheet, no GlobalCenter Party is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

      3.24 Labor Agreements and Actions.  No GlobalCenter Party  is bound by or
           ----------------------------
subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of GlobalCenter, has sought to represent any of the employees, representatives or agents of GlobalCenter. There is no strike or other labor dispute involving any GlobalCenter Party pending, or to the knowledge of GlobalCenter threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the GlobalCenter Parties, taken as a whole (as such business is presently conducted and as it is proposed to be conducted), nor is GlobalCenter aware of any labor organization activity involving its employees.

      3.25 No Changes.  Since February 28, 1997, there has not been:
           ----------

          (a) any change in the assets, liabilities, financial condition or operating results of the GlobalCenter Parties from that reflected in the GlobalCenter Balance Sheet, except changes in the ordinary course of business that have not had, in the aggregate, a material adverse effect on GlobalCenter's business;

          (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties, prospects, or financial condition of the GlobalCenter Parties, taken as a whole, (as such business is presently conducted and as it is proposed to be conducted);

          (c) any waiver or compromise by the GlobalCenter Parties of a valuable right or of a material debt owed to it;


          (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the GlobalCenter Parties, except in the ordinary course of business and that is not material to the business, properties, prospects or financial condition of the GlobalCenter Parties, taken as a whole, (as such business is presently conducted and as it is proposed to be conducted);

          (e) any material change to a material contract or agreement by which the GlobalCenter Parties or any of their assets is bound or subject;

          (f) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

          (g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

          (h) any resignation or termination of employment of any officer or key employee of the GlobalCenter Parties;

          (i) any mortgage, pledge, transfer of a security interest in, or lien, created by a GlobalCenter Party, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

          (j) any loans or guarantees made by a GlobalCenter Party to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business; or

          (k) any declaration, setting aside or payment or other distribution in respect to any of GlobalCenter's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by GlobalCenter.

      3.26 Pooling of Interests.  As of the Closing Date, neither GlobalCenter
           --------------------
or Merger Sub nor, to GlobalCenter's knowledge, any of their respective affiliates, has taken, agreed to take, or bound itself to take any action that would prevent ISI or GlobalCenter from accounting for the business combination to be effected by the Merger as a "pooling of interests."

      3.27 Disclosure.  GlobalCenter has provided ISI the information which it
           ----------
has requested in connection with the execution of this Agreement and the Merger. No representation or warranty of either GlobalCenter or Merger Sub contained in this Agreement, the Ancillary Agreements, or any certificate furnished or to be furnished to ISI at the Closing (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.


                                   ARTICLE IV
                      CONDUCT PRIOR TO THE EFFECTIVE TIME

      4.1 Conduct of Business of ISI.  During the period from the date of this
          --------------------------
Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, ISI agrees (except to the extent that GlobalCenter shall otherwise consent in writing which consent shall not be unreasonably withheld), to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use commercially reasonable efforts consistent with past practice and policies to preserve intact ISI's present business organizations, keep available the services of its present officers and key employees (other than those employees terminated with the permission of GlobalCenter) and preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it, with the goal that ISI's goodwill and ongoing businesses shall be unimpaired at the Effective Time. ISI shall promptly notify GlobalCenter of any event or occurrence or emergency not in the ordinary course of business of ISI, and any event which could reasonably be expected to have a material adverse effect on the business, prospects or financial condition ("Material Adverse Effect")of ISI. Except as expressly contemplated by this Agreement, ISI shall not, without the prior written consent of GlobalCenter, which consent shall not be unreasonably withheld:

          (a) Except pursuant to existing contractual provisions of options outstanding on the date hereof, accelerate, amend or change the period of exercisability of options or restricted stock granted under the employee stock plans of ISI or authorize cash payments in exchange for any options granted under any of such plans;

          (b) Enter into any commitment or transaction not in the ordinary course of business (i) to be performed over a period longer than six months in duration, or (ii) to purchase fixed assets for a purchase price in excess of $75,000;

          (c) Grant any severance or termination pay (i) to any director; or
(ii) to any employee except (A) payments made pursuant to written agreements outstanding on the date hereof (all of which have been provided to GlobalCenter) or (B) in the case of employees who are not officers, grants which are made in the ordinary course of business in accordance with ISI's standard past practices;

          (d) Except for licenses granted to end-users, OEM's or distributors pursuant to ISI's standard license agreements, transfer to any person or entity any ISI Proprietary Information;

          (e) Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other rights of any type or scope with respect to any products or services of ISI;

          (f) Violate, amend or otherwise modify the terms of any of the contracts, agreements or instruments set forth or required to be set forth in ISI's Schedule of Exceptions.

          (g)  Commence any litigation;

          (h) Declare or pay any dividends on or make any other distribution (whether in cash, stock or property) in respect of any ISI Stock, or split, combine or reclassify any ISI Stock, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of ISI Stock, or repurchase or otherwise acquire, directly or indirectly, any shares of ISI Stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares at cost in connection with any termination of service to ISI;

          (i) Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any ISI Stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other securities other than options or warrants or securities deliverable upon the exercise thereof as described in Section 2.4 above;

          (j) Cause or permit any amendments to its Certificate of Incorporation or Bylaws;

          (k) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets, stock or other equity interests of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets that are material, individually or in the aggregate, to the business of ISI;

          (l) Sell, lease, license or otherwise dispose of any of its properties or assets that are material, individually or in the aggregate, to the business of ISI, except in the ordinary course of business;

          (m) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of ISI or guarantee any debt securities of others;

          (n) Adopt or amend any employee benefit plan, or enter into any employment contract, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of any employee other than as reflected on ISI's Schedule of Exceptions;

          (o) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

          (p) Pay, discharge or satisfy in an amount in excess of $75,000 in any one case any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the ISI Balance Sheet;

          (q) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material return or any amendment to a material return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes; or

          (r) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (q) above, or any action which would make any of the representations or warranties or covenants of ISI contained in this Agreement materially untrue or incorrect.

      4.2 No Solicitation by ISI.  Prior to the Effective Time, ISI will not
          ----------------------
(nor will ISI permit any of ISI's officers, directors, stockholders, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than GlobalCenter and its designees:

          (a) solicit, encourage, initiate or participate in any negotiations or discussions with respect to any offer or proposal to acquire all or any substantial part of ISI's business and properties or capital stock whether by merger, purchase of assets, tender offer or otherwise;

          (b) except as required by law and except for disclosures made to others in the ordinary course of business, disclose any information not customarily disclosed to any person other than its attorneys or financial advisors concerning ISI's business and properties or afford to any person or entity access to its properties, books or records; or

          (c) assist or cooperate with any person to make any proposal to purchase all or any part of ISI's capital stock or assets, other than licensing of software in the ordinary course of business.

     In the event ISI shall receive any offer or proposal, directly or indirectly, of the type referred to in clause (a) or (c) above, or any request for disclosure or access pursuant to clause (b) above, ISI shall immediately inform GlobalCenter as to any such offer or proposal and will cooperate with GlobalCenter by furnishing to GlobalCenter any information GlobalCenter may reasonably request.

      4.3 Conduct of Business of GlobalCenter.  During the period from the date
          -----------------------------------
of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, each of the GlobalCenter Parties agrees (except to the extent that ISI shall otherwise consent in writing which consent shall not be unreasonably withheld), to carry on its respective business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use commercially reasonable efforts consistent with past practice and policies to preserve intact each of their respective present business organizations, keep available the services of its respective present officers and key employees (other than those key employees terminated with the permission of ISI) and preserve its respective relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it, with the goal that each of the GlobalCenter's Parties' goodwill and ongoing businesses shall be unimpaired at the Effective Time. GlobalCenter shall promptly notify ISI of any event or occurrence or emergency not in the ordinary course of business and any event which could reasonably be expected to have a Material Adverse Effect on the GlobalCenter Parties, taken as a whole. Except as expressly contemplated by this Agreement, no GlobalCenter Party shall, without the prior written consent of ISI, which consent shall not be unreasonably withheld:

          (a) Except pursuant to existing contractual provisions of options outstanding on the date hereof, accelerate, amend or change the period of exercisability of options or restricted stock granted under the employee stock plans of GlobalCenter or authorize cash payments in exchange for any options granted under any of such plans;

          (b) Enter into any commitment or transaction not in the ordinary course of business (i) to be performed over a period longer than six months in duration, or (ii) to purchase fixed assets for a purchase price in excess of $75,000;

          (c) Grant any severance or termination pay (i) to any director; or
(ii) to any employee except (A) payments made pursuant to written agreements outstanding on the date hereof (all of which have been provided to ISI) or (B) in the case of employees who are not officers, grants which are made in the ordinary course of business in accordance with the standard past practices of GlobalCenter;

          (d) Except for licenses granted to end-users, OEM's or distributors pursuant to the standard license agreements of such GlobalCenter Party, transfer to any person or entity any Proprietary Information of such GlobalCenter Party;

          (e) Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other rights of any type or scope with respect to any products or services of such GlobalCenter Party;

          (f) Violate, amend or otherwise modify the terms of any of the contracts, agreements or instruments set forth or required to be set forth in the Schedule of Exceptions of GlobalCenter;

          (g)  Commence any litigation;

          (h) Declare or pay any dividends on or make any other distribution (whether in cash, stock or property) in respect of any GlobalCenter Stock, or split, combine or reclassify any GlobalCenter Stock, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of GlobalCenter Stock, or repurchase or otherwise acquire, directly or indirectly, any shares of GlobalCenter Stock except from former employees, directors and consultants in accordance with agree ments providing for the repurchase of shares at cost in connection with any termination of service to GlobalCenter;

          (i) Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any GlobalCenter Stock or securities convertible into, or subscrip tions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other securities other than options or warrants or securities deliverable upon the exercise thereof and described in
Section 3.4 above;

          (j) Cause or permit any amendments to its Certificate of Incorporation or Bylaws;

          (k) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets, stock or other equity interests of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets that are material, individually or in the aggregate, to the business of GlobalCenter;

          (l) Sell, lease, license or otherwise dispose of any of its properties or assets that are material, individually or in the aggregate, to the business of GlobalCenter; except in the ordinary course of business;

          (m) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of GlobalCenter or guarantee any debt securities of others;

          (n) Adopt or amend any employee benefit plan, or enter into any employment contract, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of any employee other than as reflected on the Schedule of Exceptions of GlobalCenter;

          (o) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

          (p) Pay, discharge or satisfy in an amount in excess of $75,000 in any one case any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the GlobalCenter Balance Sheet;

          (q) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material return or any amendment to a material return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes; or

          (r) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.3(a) through (q) above, or any action which would make any of the representations or warranties or covenants of GlobalCenter contained in this Agreement materially untrue or incorrect.


      4.4 No Solicitation by GlobalCenter.  Prior to the Effective Time,
          -------------------------------
GlobalCenter will not (nor will GlobalCenter permit any of GlobalCenter's officers, directors, stockholders, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than ISI and its designees:

          (a) solicit, encourage, initiate or participate in any negotiations or discussions with respect to any offer or proposal to acquire all or any substantial part of GlobalCenter's business and properties or capital stock whether by merger, purchase of assets, tender offer or otherwise;

          (b) except as required by law and except for disclosures made to others in the ordinary course of business, disclose any information not customarily disclosed to any person other than its attorneys or financial advisors concerning GlobalCenter's business and properties or afford to any person or entity access to its properties, books or records; or

          (c) assist or cooperate with any person to make any proposal to purchase all or any part of GlobalCenter's capital stock or assets, other than licensing of software in the ordinary course of business.

     In the event GlobalCenter shall receive any offer or proposal, directly or indirectly, of the type referred to in clause (a) or (c) above, or any request for disclosure or access pursuant to clause (b) above, such party shall immediately inform ISI as to any such offer or proposal and will cooperate with ISI by furnishing to ISI any information ISI may reasonably request.

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

      5.1 Meeting of ISI Stockholders.
          ---------------------------

          ISI shall promptly after the date hereof take all action necessary in accordance with the laws of the State of Delaware and its Certificate of Incorporation and Bylaws to convene a meeting of ISI's Stockholders (the "ISI Stockholders' Meeting") to approve this Agreement and the Merger Agreement in the form attached hereto as Exhibit A or to effect an action by written consent
                            ---------
without a meeting. ISI shall consult with GlobalCenter and use commercially reasonable efforts to hold ISI Stockholders' Meeting on a day acceptable to GlobalCenter and shall not postpone or adjourn (other than postponement for the absence of a quorum) ISI Stockholders' Meeting without the consent of GlobalCenter. ISI shall use its commercially reasonable efforts to solicit from stockholders of ISI proxies in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the laws of the State of Delaware to effect the Merger.

      5.2 Access to Information.  Each party hereto shall afford each other
          ---------------------
party hereto and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of its respective properties, books, contracts, commitments and records, and (b) all other information concerning its respective business, properties and personnel as each other party may reasonably request. Each party hereto agrees to provide to each other party hereto and its accountants, counsel and other representatives copies of internal financial statements promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

      5.3 Expenses.  Whether or not the Merger is consummated, all expenses
          --------
incurred in connection with the Merger and this Agreement ("Expenses") shall be the obligation of the party incurring such expenses.

      5.4 Public Disclosure.  Prior to the Effective Time, no disclosure
          -----------------
(whether or not in response to an inquiry) of the existence or any subject matter of this Agreement shall be made by any party hereto unless approved by GlobalCenter and ISI prior to release except as required by law.

      5.5 Consents.  Each of GlobalCenter and ISI shall promptly apply for or
          --------
otherwise seek, and use its best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger, and ISI shall use its best efforts to obtain all consents, waivers and approvals under any of ISI's material agreements, contracts, licenses or leases in order to preserve the benefits thereunder for the Surviving Corporation and otherwise in connection with the Merger; ISI represents and warrants that all of such consents and approvals with respect to ISI are set forth in Schedule 5.5-1, and
                                                            --------------
GlobalCenter represents and warrants that all of such consents and approvals with respect to GlobalCenter are set forth in Schedule 5.5-2.
                                              --------------

      5.6 Legal Requirements.  Each of GlobalCenter, Merger Sub and ISI will
          ------------------
take commercially reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto in connection with any such require-ments imposed upon such other party in connection with the consummation of the transactions contem plated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any governmental entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

      5.7 Blue Sky Laws.  GlobalCenter shall use its commercially reasonable
          -------------
efforts to comply with the securities and Blue Sky laws of all jurisdictions that are applicable to the issuance of GlobalCenter Stock pursuant hereto. ISI shall use its commercially reasonable efforts to assist GlobalCenter as may be necessary to comply with the securities and Blue Sky laws of all jurisdictions that are applicable in connection with the issuance of GlobalCenter Stock pursuant hereto.

      5.8 Commercially Reasonable Efforts; Additional Documents and Further
          -----------------------------------------------------------------
Assurances.  Each of the parties to this Agreement shall use its commercially
----------
reasonable efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

      5.9 Stock Options.
          -------------

          (a) At the Effective Time, each outstanding option to purchase shares of ISI Common Stock (each an "ISI Option") under ISI's 1996 Stock Plan, whether vested or unvested, shall be, in connec tion with the Merger, assumed by GlobalCenter under GlobalCenter's 1995 Stock Option Plan, as amended. Each ISI Option so assumed by GlobalCenter under this Agreement shall continue to have, and be subject to, substantially the same terms and conditions set forth in ISI's 1996 Stock Plan and as provided in the respective option agreements immediately prior to the Effective Time, except that (i) such ISI Option shall be exercisable for that number of whole shares of GlobalCenter Common Stock equal to the product of (A) the number of shares of ISI Common Stock that were issuable upon exercise of such ISI Option immediately prior to the Effective Time multiplied by (B) the Common Stock Conversion Ratio, and (ii) the per share exercise price for the shares of GlobalCenter Common Stock issuable upon exercise of such assumed ISI Option shall be equal to the quotient determined by dividing (A) the exercise price per share of ISI Common Stock at which such ISI Option was exercisable immediately prior to the Effective Time by (B) the Common Stock Conversion Ratio, rounded up to the nearest whole cent, all in accordance with the rules of Section 424(a) of the Code, and the regulations promulgated thereunder, and such rules shall apply even with respect to options that are not "incentive stock options" within the meaning of Section 424 of the Code.

          (b) It is the intention of the parties that ISI Options that are incentive stock options as defined in Section 422 of the Code assumed by GlobalCenter qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code.

      5.10 FIRPTA Compliance.  ISI will provide the notification to the Internal
           -----------------
Revenue Service required pursuant to Treasury Regulation Section 1.897-2(h)(2).

      5.11 Reorganization.  No party shall take any action which would cause the
           --------------
Merger to fail to qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

      5.12 Indemnification; Limitation of Liability.
           ----------------------------------------

          (a) Each of ISI and GlobalCenter agree to indemnify and hold the other party harmless from any and all losses, claims, damages, liabilities, costs, expenses or other damages, including, without limitation, interest and penalties, reasonable attorneys fees and expenses, suffered or paid, directly or indirectly, as a result of or arising out of:

               (i) the failure of any representation or warranty by such indemnifying party made in this Agreement and the Ancillary Agreements to be true and correct in all respects as of the date of this Agreement and as of the Effective Date, or

               (ii) any breach or nonfulfillment of any agreement made by such indemnifying party pursuant hereto.

          (b) GlobalCenter hereby acknowledges and agrees that, if the transactions contemplated hereby close, its sole recourse, absent fraud, shall be to the Escrow Fund.

          (c) The obligations of ISI are more fully set forth in the Escrow Agreement attached hereto as Exhibit E.
                            ----------

                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

      6.1 Conditions to Obligations of Each Party to Effect the Merger.  The
          ------------------------------------------------------------
respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) Board of Director and Stockholder Approval.  This Agreement, the
              ------------------------------------------
Merger and other transactions contemplated hereby shall have been approved and adopted by the requisite vote of the board of directors and stockholders of each of ISI, GlobalCenter and Merger Sub.

          (b)  No Injunctions or Restraints; Illegality.  No temporary
               ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by any Governmental Entity seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

          (c) Tax Opinions.  ISI shall have received a written opinion from
              ------------
Venture Law Group, A Professional Corporation, counsel to ISI, to the effect that the Merger will constitute a tax-free reorganization within the meaning of
Section 368(a) of the Code, and GlobalCenter shall have received a written opinion from Wilson Sonsini Goodrich & Rosati, P.C., counsel to GlobalCenter, to the effect that the Merger will constitute a tax-free reorganization within the meaning of Section 368(a) of the Code. In rendering such opinions, counsel may rely on (and to the extent reasonably required, the parties and their respective stockholders shall make) reasonable representations related thereto.

          (d)  Intentionally Left Blank.
               ------------------------

          (e) State Securities Laws.  GlobalCenter shall have obtained all
              ---------------------
necessary securities law permits and qualifications, or secured an exemption therefrom, required by any state for the consummation of the Merger and the delivery of GlobalCenter Stock in connection therewith. In securing any required permits, qualifications or exemptions therefrom, GlobalCenter may rely on the representations made by ISI stockholders in the Investment Representation Statements attached hereto as Exhibit D.
                              ---------

          (f)  Board Membership.  (i)    The individuals listed on Schedule 1.5
               ----------------                                    ------------
hereto shall have been elected to the Board of Directors of the Surviving Corporation.

               (ii) Daniel Rasmussen shall have been elected to the Board of Directors of GlobalCenter.

          (g) Affiliates.  (i)  ISI shall have delivered to GlobalCenter a
              ----------
certificate of an officer of ISI on behalf of ISI identifying all persons who are, in the view of ISI at the time of the ISI Stockholders' Meeting convened in accordance with Section 5.1 hereto, "affiliates" of ISI as that term is used in
                -----------
paragraphs (c) and (d) of Rule 145 under the Securities Action of 1933, as amended (the "ISI Affiliates").

          (ii) GlobalCenter shall have delivered to ISI a certificate of an officer of GlobalCenter on behalf of GlobalCenter identifying all persons who are "affiliates" of GlobalCenter as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Action of 1933, as amended (the "GlobalCenter Affiliates," and together with the ISI Affiliates, the "Affiliates").

          (h) Affiliate Agreements.  (i)  ISI shall have delivered to
              --------------------
GlobalCenter an executed Affiliate Agreement in the form attached hereto as

Exhibit E for each of the ISI Affiliates.
---------

          (ii) GlobalCenter shall have delivered to ISI an executed Affiliate Agreement in the form attached hereto as Exhibit E for each of the GlobalCenter
                                         ---------
Affiliates.

          (i) Escrow Agreement.  An escrow agreement in the form attached hereto
              ----------------
as Exhibit E shall have been executed and delivered by each of the signatories
   ------- -
contemplated thereby and shall be in full force and effect.

      6.2 Additional Conditions to Obligations of ISI.  The obligations of ISI
          -------------------------------------------
to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by ISI:

          (a) Representations, Warranties and Covenants.  The representations
              -----------------------------------------
and warranties of GlobalCenter and Merger Sub in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time, and each of GlobalCenter and Merger Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

          (b) Certificate of GlobalCenter.  ISI shall have been provided with a
              ---------------------------
certificate executed on behalf of GlobalCenter by its President and its Chief Financial Officer or Treasurer to the effect that, as of the Effective Time (i) all representations and warranties made by GlobalCenter and Merger Sub under this Agreement are true and correct in all material respects; and (ii) all covenants, obligations and conditions of this Agreement to be performed by GlobalCenter and Merger Sub on or before such date have been so performed in all material respects.

          (c) Third Party Consents.  Any and all consents, waivers and approvals
              --------------------
required from third parties relating to contracts and agreements of GlobalCenter or Merger Sub so that the Merger and other transactions contemplated hereby do not adversely affect the rights of, and benefits to, GlobalCenter thereunder (including, without limitation, all consents, waivers and approvals set out on

Schedule 5.5 hereto) shall have been obtained.
------------

          (d) Satisfactory Form of Legal Matters.  The form, scope and substance
              ----------------------------------
of all legal matters contemplated hereby and all closing documents and other papers delivered hereunder shall be reasonably acceptable to counsel to ISI. Each party shall have received from the other parties documents reasonably requested and reasonably acceptable to such party.

          (e) Legal Opinion.  ISI shall have received a legal opinion from
              -------------
Wilson Sonsini Goodrich & Rosati, P.C., counsel to GlobalCenter and Merger Sub, in form and substance reasonably satisfactory to ISI and its counsel.

          (f) GlobalCenter shall have entered into Employment Agreements with Dan Rasmussen and Jonathan Heiliger.

          (g) GlobalCenter shall have entered into offer letters with the following individuals: Scott Santana, Dave Moroney, Scott Nelson, and David Graziano.

          (h) Holders of shares of ISI Stock shall be granted registration rights pursuant to Amendment No. 1 to the Stockholders' Agreement in the form attached hereto as Exhibit G.
                   ---------

      6.3 Additional Conditions to the Obligations of GlobalCenter and Merger
          -------------------------------------------------------------------
Sub.  The obligations of GlobalCenter and Merger Sub to consummate and effect
---
this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by GlobalCenter:

          (a) Representations, Warranties and Covenants.  The representations
              -----------------------------------------
and warranties of ISI in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time, and ISI shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

          (b) Certificate of ISI.  GlobalCenter shall have been provided with a
              ------------------
certificate executed on behalf of ISI by its President and Chief Financial Officer to the effect that, as of the Effective Time (i) all representations and warranties made by ISI under this Agreement are true and complete in all material respects; and (ii) all covenants, obligations and conditions of this Agreement to be performed by ISI on or before such date have been so performed in all material respects.

          (c) Third Party Consents.  Any and all consents, waivers and approvals
              --------------------
required from third parties relating to the contracts and agreements of ISI so that the Merger and other transactions contemplated hereby do not adversely affect the rights of, and benefits to, GlobalCenter or the Surviving Corporation thereunder (including, without limitation, all consents, waivers and approvals set out on Schedule 5.5) shall have been obtained.
           ------------

          (d) Satisfactory Form of Legal Matters.  The form, scope and substance
              ----------------------------------
of all legal matters contemplated hereby and all closing documents and other papers delivered hereunder shall be reasonably acceptable to GlobalCenter's counsel. Each party shall have received from the other parties documents reasonably requested and reasonably acceptable to such party.

          (e) Legal Opinion.  GlobalCenter shall have received a legal opinion
              -------------
from Venture Law Group, P.C., counsel to ISI, in form and substance reasonably satisfactory to GlobalCenter and its counsel.

          (f) No Dissenters.  Holders of no more than 10% of the outstanding ISI
              -------------
Common Stock (with ISI Preferred Stock treated on an as-if-converted into ISI Common Stock basis) shall have exercised, nor shall they continue to have the right to exercise, appraisal rights with respect to the transactions contemplated by this Agreement provided, however, that the allowable percentage of dissenting shares shall be reduced to the extent necessary to ensure that the former stockholders of ISI exchange in the Merger, for shares of GlobalCenter Common Stock, (and not for cash), an amount of ISI Common Stock which constitutes control of ISI (within the meaning of Section 368(C) of the Code).

          (g) Investment Representation Statements.  All shareholders of ISI who
              ------------------------------------
are to receive any shares of GlobalCenter Stock in connection with the Merger shall have executed and delivered to GlobalCenter Investment Representation Statements providing for certain representations and agreements and agreeing to be bound by certain terms of this Agreement in connection with resales of GlobalCenter Stock.

          (h) Resignation of Directors and Officers of ISI.  The current members
              --------------------------------------------
of the Board of Directors of ISI not listed on Schedule 1.5 hereto shall have
                                               ------------
resigned their respective positions as directors and officers of ISI as of the Closing.

          (i) FIRPTA Compliance.  At the Closing, ISI shall have delivered to
              -----------------
GlobalCenter a properly executed statement conforming to the requirements of Treasury Regulation Sections 1.897-2(h)(1)(i) and 1.1445-2(c)(3).

          (j) Termination of Agreements.  The Co-sale Agreement dated November
              -------------------------
15, 1997 among the Company and certain stockholders of the Company, the Voting Agreement dated November 15, 1997 among certain stockholders of the Company and the Investors' Rights Agreement dated November 15, 1997 among the Company and certain stockholders of the Company shall be terminated prior to, or effective at, the Closing.

                                  ARTICLE VII
              SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW;
                       TERMINATION, AMENDMENT AND WAIVER

      7.1 Survival of Representations and Warranties.  All covenants to be
          ------------------------------------------
performed prior to the Effective Time, representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger.

      7.2 Escrow Arrangements.  Concurrent with the Effective Time, GlobalCenter
          -------------------
Common Stock shall be placed in an escrow fund (the "Escrow Fund"), to be governed by the terms of the Escrow Agreement attached hereto as Exhibit F. The
                                                                 -------
Escrow Fund shall be available to compensate GlobalCenter and its affiliates for losses incurred by GlobalCenter and its affiliates in connection with breaches of representations, warranties, or covenants contained herein or delivered pursuant hereto. The terms and conditions of the Escrow Fund shall be set forth more fully in the Escrow Agreement.

      7.3 Termination.  This Agreement may be terminated and the Merger
          -----------
abandoned at any time prior to the Effective Time:

          (a) by mutual consent of ISI and GlobalCenter;

          (b) by GlobalCenter if it is not in material breach of its obligations under this Agreement, and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of ISI and such breach has not been cured within 15 days after notice to ISI.

          (c) by ISI if it is not in material breach of its respective obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of GlobalCenter or Merger Sub and such breach has not been cured within 15 days after notice to GlobalCenter;

          (d) by any party hereto if: (i) the Closing has not occurred by April 30, 1997, (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; (iii) there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity which would make consummation of the Merger illegal; or (iv) there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would (A) prohibit GlobalCenter's or ISI's ownership or operation of all or a material portion of the business of ISI, or compel GlobalCenter or ISI to dispose of or hold separate all or a material portion of the business or assets of ISI or GlobalCenter as a result of the Merger or (B) render GlobalCenter, Merger Sub or ISI unable to consummate the Merger, except for any waiting period provisions.

     Where action is taken to terminate this Agreement pursuant to Section 7.3, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

      7.4 Effect of Termination.  In the event of termination of this Agreement
          ---------------------
as provided in Section 7.3, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of GlobalCenter, Merger Sub or ISI or their respective officers, directors or shareholders, except if such termination results from the breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement.

      7.5 Amendment.  This Agreement may be amended by the parties hereto at any
          ---------
time before or after approval of matters presented in connection with the Merger by the stockholders of those parties required by applicable law to so approve but, after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders of a party without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      7.6 Extension; Waiver.  At any time prior to the Effective Time, any party
          -----------------
hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

      7.7 Break-Up Fee.  In the event that either party shall elect to terminate
          ------------
this Agreement and not to proceed with the Merger pursuant to Sections 7.3(b) or 7.3(c) then the non-terminating party shall pay to the terminating party one hundred thousand dollars ($100,000) (the "Break-Up Fee"). The parties hereto acknowledge that the damages incurred by virtue of a termination of this Agreement are difficult to calculate and therefore agree that the Break-Up Fee shall be liquidated damages for any such termination, absent fraud.

                                  ARTICLE VII
                               GENERAL PROVISIONS

      8.1 Notices.  All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certi fied mail (return receipt requested) or sent via telecopy to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a) if to GlobalCenter or Merger Sub, to:

               GlobalCenter, Inc.
               1154 East Arques Avenue
               Sunnyvale, CA  94086
               Attention:  Chief Executive Officer
               Fax:  (408) 328-4806

               with a copy to:

               Wilson Sonsini Goodrich & Rosati
               650 Page Mill Road
               Palo Alto, California  94304
               Attention:  Alan K. Austin
               Fax:  (415) 493-6811

          (b)  if to ISI, to:

               I-Systems, Inc.
               1111 Karlstad Drive
               Sunnyvale, CA  94089
               Attention: Chief Executive Officer
               Fax: (408) 541-9878

               with a copy to:

               Venture Law Group
               A Professional Corporation
               2800 Sand Hill Road
               Menlo Park, CA  94025
               Attn: Jeffrey Y. Suto
               Fax: (415) 233-8386

      8.2 Interpretation.  When a reference is made in this Agreement to
          --------------
Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limi tation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. As used in this Agreement, the phrase "to the best of [a party's] knowledge," "to [a party's] knowledge," "[a party] is not aware," and similar phrases shall mean the knowledge of such party and of the officers and directors of such party after careful consideration of the matters set forth in the representation that is so qualified and a diligent review of all files, documents, agreements and other materials in such person's possession or subject to his or her control. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

      8.3 Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

      8.4 Miscellaneous.  This Agreement, the Exhibits hereto and the documents,
          -------------
instruments and ancillary agreements among the respective parties to each thereof (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any person other than the respective parties hereto and to each thereof any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

      8.5 Governing Law.  This Agreement shall be governed in all respects,
          -------------
including validity, interpretation and effect, by the laws of the State of Delaware.

     8.6  GlobalCenter Guarantee.  The representations, warranties and covenants
          ----------------------
of each GlobalCenter Party are hereby guaranteed by GlobalCenter to the same extent as if such representations, warranties and covenants were made by GlobalCenter.

     IN WITNESS WHEREOF, GlobalCenter, Merger Sub and ISI have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.


                                       GLOBALCENTER, INC.


                                       By: /s/ Douglas T. Hickey
                                          _____________________________________


                                       Title: CEO
                                             __________________________________


                                       GLOBALCENTER ACQUISITION CORPORATION


                                       By: /s/ Douglas T. Hickey
                                          _____________________________________


                                       Title:__________________________________


                                       I-SYSTEMS, INC.


                                       By: /s/ Dan Rasmussen
                                          _____________________________________


                                       Title: President
                                             __________________________________



           [SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION]